UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 6, 2013

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated November 6, 2013, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 2.02. They are as follows:

• The 1st, 2nd, 3rd, 4th and 6th paragraphs relating to income and expense for the third quarter and the nine months ended September 30, 2013

• The 7th paragraph relating to cash flow, working capital and absence of long term debt

• The 11th paragraph relating to the conference call to be held on November 7, 2013

• The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated November 6, 2013, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

• The 5th paragraph relating our 2014 new product pipeline and related matters

• The 8th paragraph relating to 2013 guidance

• The 9th paragraph relating to 2014 guidance

• The 13th paragraph relating to forward looking information

• The entire 14th paragraph and portions of the 2nd and 9th paragraphs and relating to Regulation G, Conditions of Use of Non-GAAP Financial Measures

• The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01

Item 8.01. Other Events.

The 10th paragraph of our press release dated November 6, 2013 relating to payment of quarterly dividends is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 6, 2013

Inter Parfums, Inc.

By: /s/ Russell Greenberg
Russell Greenberg, Executive Vice President and Chief Financial Officer